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                                                                    Exhibit 4.12

                             CERTIFICATE OF TRUST

                                      OF

                       UNUMPROVIDENT FINANCING TRUST II


          This Certificate of Trust of UnumProvident Financing Trust II (the "Trust"), dated August 14, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
              -------           -- ---

          1.   Name.  The name of the business trust being formed hereby is
               ----
UNUMPROVIDENT FINANCING TRUST II.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing with the Secretary of State of the State of Delaware.

          4.   Counterparts.  This Certificate of Trust may be executed in one
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or more counterparts.



                            [SIGNATURE PAGE FOLLOWS]
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          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                               CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee


                               By: /s/ Denis Kelly
                                  ------------------------------
                                  Name: Denis Kelly
                                  Title: Assistant Vice President



                               THE CHASE MANHATTAN BANK, not in its individual capacity but solely as trustee


                               By: /s/ Gregory P. Shea
                                  ------------------------------
                                  Name: Gregory P. Shea
                                  Title: Assistant Vice President


                               SUSAN N. ROTH, not in her individual capacity but solely as trustee

                                /s/ Susan N. Roth
                               ------------------------------